EXHIBIT 10.4

WARRANT AGREEMENT

This Warrant Agreement is entered into this 17th day of July, 2012 (as amended, supplemented or modified from time to time, this “Warrant Agreement”) by and between CTI Industries Corporation, an Illinois corporation (together with its successors and permitted assigns, the “Issuer”), and BMO Private Equity (U.S.), Inc., a Delaware corporation (together with its successors and permitted assigns, “Holder”).

Recitals

A. Pursuant to that certain Note and Warrant Purchase Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “NWP Agreement”), between Holder and the Issuer, Holder has agreed to lend to the Issuer up to $5,000,000 on the terms and conditions set forth in the NWP Agreement; and

C. In order to induce Holder to issue the Note (as defined in the NWP Agreement) to the Issuer, the Issuer has agreed to issue to Holder or an Affiliate (as hereinafter defined) thereof the Warrants hereinafter described.

Now, therefore, in consideration of the premises the parties hereto agree as follows:

Agreement

1. Definitions. As used in this Warrant Agreement, unless otherwise defined herein, terms defined in the NWP Agreement (as in effect on the date hereof, whether or not the NWP Agreement is thereafter terminated or expires according to its terms) shall have such defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” shall mean any Person controlling, controlled by or under common control with another Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of a Person, any stockholder, member or subsidiary of a Person, and any other Person with whom or which a Person has common stockholders, officers or directors.

“Applicable Number” shall mean the number of shares of Common Stock issuable upon the exercise of the Warrants which number shall be equal to One Hundred Forty Thousand and Forty-Eight (140,048) shares of all Common Stock (determined on a Fully Diluted Basis) on the date hereof, as adjusted pursuant to Section 10 hereof.

“Closing Date” shall mean the date of the closing of the NWP Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the shares of the Issuer’s Common Stock, no par value, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock and all other stock of any class or classes (however designated) of the Issuer the registered holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Convertible Securities” means any stock or securities (directly or indirectly) convertible into or exchangeable for any capital stock of a Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempted Securities” shall mean (a) the Warrants, (b) the Warrant Shares, (c) options issued pursuant to the Issuer’s 2002 Stock Option Plan together with the shares issued upon the exercise of such options, and (d) shares or options issued pursuant to the Issuer’s 2009 Stock Incentive Plan together with the shares issued upon the exercise of such options.

“Expiration Date” shall mean the earlier of (a) ten years from the Closing Date which shall be July 17, 2022; or (b) eighteen (18) months after the full and complete satisfaction of the Obligations.

“Exercise Price” shall mean the exercise price of a Warrant, which shall be one cent ($0.01) per Warrant; provided, however, that the Exercise Price is subject to adjustment pursuant to the provisions of Section 10(a) hereof.

“Fully Diluted Basis” shall mean, at any time, without duplication, the number of outstanding shares of Common Stock, after giving effect to (a) all shares of Common Stock actually outstanding at the time of determination, (b) all shares of Common Stock issuable upon the exercise of any option, warrant (including, without limitation, the Warrants) or similar right outstanding at the time of determination, and (c) all shares of Common Stock issuable upon the exercise of any conversion or exchange right contained in any security outstanding at the time of determination and convertible into or exchangeable for shares of Common Stock.

“Market Price” means as to any security the average of the closing prices of such security’s sales on all domestic securities exchanges on which such security may at the time be listed or quoted, including for this purpose The Nasdaq Stock Market, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term “business days” as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on The Nasdaq Stock Market or the domestic over-the-counter market, the “Market Price” shall be the Market Value divided by the total number of shares of the Company’s entire equity outstanding or deemed outstanding, including, without limitation, Common Stock on a Fully-Diluted Basis.

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“Market Value” means the fair market value of a Person’s entire equity determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value (but not taking into account any discounts for lack of liquidity, minority position or other similar or related discounts), plus (to the extent not otherwise taken into consideration in the determination of fair market value of such Person’s entire equity) the aggregate amount of cash or property payable or to be surrendered to such Person upon exercise or conversion of all Options and Convertible Securities and the principal amount of any debt constituting Convertible Securities; provided, that, in the event that the Put is exercised in connection with a Change of Control or Organic Change, the sale price or public offering price, as the case may be, shall determine Market Value and no appraisal pursuant to the following sentence shall be conducted, except to the extent necessary to determine the cash value of any noncash consideration payable in connection with a Change of Control or Organic Change. Unless otherwise agreed by the Issuer and Holder, Market Value shall be determined by an investment banking firm reasonably acceptable to the Issuer and Holder, which firm shall submit to the Issuer and Holder a written report setting forth such determination. If the parties are unable to agree on an investment banking firm within fifteen (15) days after delivery of a Put Notice, a third firm will be selected by agreement of two investment banking firms, one selected by the Issuer and one selected by Holder. The expenses of such firm shall be borne by the Issuer up to $15,000.00, and the determination of such firm shall be final and binding upon all parties, except that after the determination of Market Value following the exercise of the Put, the Warrant Holders may rescind the exercise of such Put within ten (10) days after receipt of such determination, in which case the expenses of such firm shall be borne by the rescinding party.

“Non-Public Warrant Shares” shall mean Warrant Shares that have not been sold to the public and bear the legend set forth in subsection 12(b). This term shall include any securities into which Non-Public Warrant Shares are converted, unless such securities are “margin securities” as that term is construed under federal securities laws.

“Options” means any rights or options to subscribe for or purchase capital stock of a Person or Convertible Securities.

“Person” shall mean an individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

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“Registrable Securities” shall mean (a) any issued and outstanding Non-Public Warrant Shares and any Non-Public Warrant Shares which may be acquired by the Warrant Holders upon exercise of the Warrants and (b) any other securities of the Issuer (or any successor or assign of the Issuer, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Warrant Holders with respect to, in the exchange for, or in substitution of, the Warrants and/or the Registrable Securities referenced in clause (a) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities for so long as (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) such securities shall have ceased to be outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Triggering Event” shall mean any of the following events: (a) a Change of Control (as such term is defined in the NWP Agreement), (b) the fifth anniversary of the Closing Date or (c) an Event of Default (as such term is defined in the NWP Agreement).

“Validly Issued” shall mean, with respect to any shares of Common Stock, that such stock has been validly issued and is fully paid and nonassessable.

“Warrant Certificate” shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A attached hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Section 10 hereof.

“Warrant Holder” shall mean the Holder or an Affiliate thereof and such other Persons to whom the Holder or an Affiliate thereof transfers Warrants in compliance with the terms of this Warrant Agreement.

“Warrant Office” shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 22160 N. Pepper Road, Barrington, IL 60010, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

“Warrant Register” shall mean the register, substantially in the form of Exhibit B attached hereto, maintained by the Issuer at the Warrant Office.

“Warrant Shares” shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as the number of such shares may be adjusted from time to time pursuant to the Warrant Certificate or this Warrant Agreement.

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“Warrants” shall mean the warrants issued pursuant to this Warrant Agreement entitling the record holders thereof to purchase from the Issuer the Applicable Number of shares of Common Stock.

2. Registration, Transfer and Exchange of Certificates.

(a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Issuer shall register the Warrants and Warrant Certificates in the Warrant Register in the name of the Warrant Holders. The Issuer may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holders thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

(b) Subject to Section 12, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

(c) Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

(d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in subsection 12(b), each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in subsection 12(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

3. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity reasonably satisfactory to it. The Issuer acknowledges that a written indemnity by Holder or, if an Affiliate of Holder is the holder of such lost, stolen or destroyed Warrant Certificate, by such Affiliate shall be satisfactory to the Issuer for such purpose. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

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4. Duration and Exercise of Warrants.

(a) Each Warrant shall entitle the holder to purchase from the Issuer before 5:00 P.M., Chicago, Illinois time, on the Expiration Date one (1) Validly Issued share of Common Stock at the Exercise Price upon surrender of the applicable Warrant Certificate and payment of the Exercise Price to the Issuer. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment as set forth in this Warrant Agreement.

(b) Subject to the provisions of this Warrant Agreement, the Warrants evidenced by a Warrant Certificate may be exercised by the registered holder thereof by the surrender of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election purchase on the reverse thereof or attached thereto duly completed and signed, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised, at the option of the Warrant Holder, (i) in lawful money of the United States of America, (ii) by surrender of the Note or a portion thereof having an outstanding principal balance equal to the Exercise Price (with concurrent issuance of a replacement Note reflecting the remaining principal balance thereof), and/or (iii) by surrender to the Issuer of shares of Common Stock then owned by the Warrant Holder and valued for purposes hereof at Market Price at the time of exercise. In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant Holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times (the “Conversion Right”), into Warrant Shares, as follows: upon exercise of the Conversion Right, the Issuer shall deliver to the Warrant Holder (without payment by the Warrant Holder of any Exercise Price) that number of Warrant Shares equal to the quotient obtained by dividing:

(i) the difference of:

A. the aggregate Market Price immediately prior to the exercise of the Conversion Right for all Warrant Shares issuable upon exercise of the portion of the Warrants being converted, less

B. the aggregate Exercise Price for all such Warrant Shares immediately prior to the exercise of the Conversion Right,

by

(ii) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

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(c) Upon exercise of any Warrants hereunder the Issuer shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holders may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants. If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate.

5. Fractional Shares. Any fractional share of Common Stock to be issued upon exercise of the Warrants shall be rounded-up to, and issued as, a whole share.

6. Payment of Taxes. The Issuer will pay all taxes attributable to the initial issuance of the Warrants and the initial issuance of Warrant Shares upon the exercise of the Warrants (other than income tax liability of the holders); provided that the Issuer shall not be required to pay any tax that may be payable in respect to any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the reasonable satisfaction of the Issuer that such tax has been paid.

7. Stockholder Rights. Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter, or any rights whatsoever as a stockholder of the Issuer, except as specifically set forth in this Warrant Agreement or the NWP Agreement. Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders of Warrants to purchase any securities or as imposing any liabilities on such holders as stockholders of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

8. Reservation and Issuance of Warrant Shares; Charter Provisions. The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants and will take all actions necessary to ensure that the Exercise Price at all times remains equal to or greater than the par value per share of any Common Stock, including, without limitation, causing Issuer’s articles or certificate of incorporation to be amended to reduce or eliminate the par value of any Common Stock. The Issuer represents and warrants that it has taken all corporate action that is or may be necessary in order that the Issuer may issue Validly Issued Warrant Shares at the Exercise Price. The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement be Validly Issued and free from all taxes (except as otherwise contemplated in Section 6 hereof) with respect to the issuance thereof and from all liens, charges, claims and security interests (other than any created by or on behalf of any Warrant Holder).

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9. Obtaining of Governmental Approvals and Securities Exchange Listings. Subject, in the case of any registration under the Securities Act, to the limitations set forth in Section 13, the Issuer will, at its own expense, from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities that are or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares and all action that may be necessary so that such Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on each securities exchange, if any, on which any of the shares of Common Stock are then listed.

10. Adjustments. In order to prevent dilution of the rights granted under this Warrant Agreement, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 10, and the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 10.

(a) Adjustment of Exercise Price and Number of Shares.

(i) If and whenever on or after the Closing Date the Issuer issues or sells, or is deemed to have issued or sold, any shares of Common Stock below the Market Price of such Common Stock determined as of the date of such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be adjusted to an amount equal to the Exercise Price in effect immediately prior to such issuance or sale multiplied by a fraction, the numerator of which will be the sum of (a) the number of shares of Common Stock on a Fully-Diluted Basis immediately prior to such issuance or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale without giving effect to such issuance or sale, plus (b) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Market Price of the Common Stock determined as of the date of such issuance or sale, without giving effect to such issuance or sale, by the number of shares of Common Stock on a Fully-Diluted Basis immediately after such issuance or sale.

(ii) Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of the Warrants shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

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(iii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants with respect to Exempted Securities.

(b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under subsection 10(a), the following shall be applicable:

(i) Issuance of Rights or Options. If the Issuer in any manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option, is less than the Market Price determined as of such time, then such share of Common Stock shall be deemed to have been issued and sold by the Issuer at such time for such price per share. For purposes of this subsection 10(b), the “lowest price per share for which any one share of Common Stock is issuable” shall be determined by dividing (a) the sum of the amounts of consideration (if any) received or receivable by the Issuer (1) upon the granting or sale of the Option, (2) upon exercise of the Option and (3) upon conversion or exchange of the Option or such aforesaid Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of the Option and the aforesaid Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or Convertible Securities, upon the exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Issuer in any manner issues or sells any Convertible Securities and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Issuer at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this subsection 10(b), the “lowest price per share for which any one share of Common Stock is issuable” shall be determined by dividing (a) the sum of (1) the amount received or receivable by the Issuer as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this subsection 10(b), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly adjusted.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Issuer therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Issuer shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Issuer is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Issuer and Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Issuer and Holder. The determination of such appraiser shall be final and binding on the Issuer and Holder, and the fees and expenses of such appraiser shall be paid by the Issuer.

(vi) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Issuer, together compromising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security shall be deemed to have been issued for a consideration of $.01.

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(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Issuer or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.

(c) Subdivision or Combination of Common Stock. If the Issuer at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. If the Issuer at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately decreased.

(d) Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Issuer’s assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Issuer shall make appropriate provision to ensure that the Warrant Holders shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of the Warrants had such Organic Change not taken place. In any such case, the Issuer shall make appropriate provision (in form and substance reasonably satisfactory to Holder) with respect to the Warrant Holders’ rights and interests under the Warrants to insure that all of the provisions of the Warrants shall thereafter continue to be applicable to such holders (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Issuer and in which the value for the Common Stock reflected by the terms of such Organic Change is less than the Exercise Price in effect immediately prior to such Organic Change, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change, and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants). The Issuer shall not effect any Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Issuer) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to Holder), the obligation to deliver to the Warrant Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holders may be entitled to acquire.

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(e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Issuer’s board of directors shall make an appropriate adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares.

(f) No Avoidance. In the event the Issuer shall enter into any transaction for the purpose of avoiding the provisions of this Section 10, the benefits provided by such provisions shall nevertheless apply and be preserved.

11. Notices and Information to Warrant Holders.

(a) Upon any adjustment of the Exercise Price payable upon exercise of the Warrants pursuant to Section 10, the Issuer shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register by registered mail, postage prepaid, return receipt requested, a certificate signed by its chairman, chief executive officer or chief financial officer setting forth the Exercise Price payable upon exercise of the Warrants as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

(b) In the event:

(i) that the Issuer shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

(ii) that the Issuer shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (including, without limitation, distributions of securities or cash or distributions payable in Common Stock); or

(iii) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

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(v) that the Issuer proposes to take any other action that would require an adjustment pursuant to this Warrant Agreement in the number of Warrant Shares or other securities or assets to which each Warrant Holder is entitled;

then the Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register at least 20 calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date is specified, 20 calendar days prior to the taking of any action referred to in clauses (i) through (v) above, by registered mail, postage prepaid, return receipt requested, a written notice stating (x) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, or (z) the date on which such other action is to be effected, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action.

(c) For the term of the Warrants, the Warrant Holders shall be entitled to the benefit of the Covenants set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.11, 8.12, 8.13, 8.14, 8.15, 8.18, 8.20(a), 8.24 and 8.25 of the NWP Agreement, notwithstanding the satisfaction of the Issuer’s obligations under the NWP Agreement.

12. Restrictions on Transfer.

(a) Each of Warrant Holders who are issued Warrants pursuant to this Agreement:

(i) represents that it is an “accredited investor” within the meaning of the Securities Act and is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except in any case pursuant to the registration of such Warrants or Warrant Shares under the Securities Act or pursuant to a valid exemption from such registration requirement;

(ii) acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act; and

(iii) agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein, provided that the Warrant Holders may sell the Warrants or the Warrant Shares purchased upon exercise of the Warrants in one or more private transactions not requiring registration under the Securities Act.

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(b) Except as provided in subsection 12(d) hereof each Warrant Certificate and each certificate for the Warrant Shares issued to the Warrant Holders or to a subsequent transferee thereof pursuant to subsection 12(c) shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be required if such transfer is being made pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act, in connection with a sale that is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in subsection 12(c) is to the further effect that neither such legend nor the restrictions on transfer in this Section 12 are required in order to ensure compliance with the Securities Act:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THE WARRANTS ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF JULY 17, 2012, BETWEEN THE ISSUER AND BMO PRIVATE EQUITY (U.S.), INC., A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(c) Prior to any assignment, transfer or sale of any Warrant or any Warrant Shares, the holder thereof shall give written notice to the Issuer of such holder’s intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale and the identity of the proposed transferee. Each holder wishing to effect such a transfer of any Warrant or Warrant Shares shall also furnish to the Issuer an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and a written opinion of such holder’s counsel, in form reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the Securities Act. Each holder agrees that it will not assign, transfer or sell any Warrant or any Warrant Shares without Issuer’s prior written consent (not to be unreasonably withheld); provided that no such consent shall be required if such transferee is an accredited investor (defined above) consisting of (i) any lender to, or Affiliate of, the Holder or (ii) any reputable financial institution in the business of investment banking, commercial finance or similar activities; provided further, that no such transferee shall consist of a competitor of Issuer.

(d) The restrictions set forth in this Section 12 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act or upon receipt by the Issuer of an opinion of counsel to the holders, in form reasonably satisfactory to the Issuer, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the transfer of the Warrants and the Warrant Shares. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in subsection 12(b) at which time the Issuer will rescind any transfer restrictions relating thereto.

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(e) With a view to making available to the Holder and its Affiliates and subsequent holders of the Warrants or the Warrant Shares the benefits of certain rules and regulations of the Commission (including, without limitation, Rules 144 and 144A under the Securities Act) which may permit the sale of Warrants and Warrant Shares to the public or certain other institutions without registration, the Issuer agrees to take any and all such actions as may be required of it to make available to the Holder and its Affiliates and such subsequent holders such benefits, including, without limitation, to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act;

(ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act; and

(iii) so long as Holder or an Affiliate thereof owns any Warrants or Warrant Shares, furnish to Holder forthwith upon request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 or any successor provision thereto, and of the Securities Act and the Exchange Act, (to the extent not previously furnished to the Holder) a copy of the most recent annual or quarterly report of the Issuer filed with the Commission, in each case from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act, and such other reports and documents of the Issuer and other information in the possession of or reasonably obtainable by the Issuer as Holder and its Affiliates and subsequent holders of the Warrants or Warrant Shares may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder and its Affiliates and subsequent holders of the Warrants or the Warrant Shares to sell any such securities without registration.

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13. Registration.

(a) Upon the written demand of any Warrant Holder to the Issuer (a “Demand Registration”) at any time and from time to time after the Closing Date requesting that the Issuer effect the registration under the Securities Act of Registrable Securities of such Warrant Holder, the Issuer will promptly give written notice (a “Demand Notice”) of such Demand to all other Warrant Holders. Each other Warrant Holder may request that the Issuer effect the registration under the Securities Act of additional Registrable Securities of such Warrant Holder by delivering written notice to the Issuer specifying such number of Registrable Securities within 20 days of receipt of the Demand Notice. Within such 20-day period the Issuer shall give written notice (a “Registration Notice”) to all Warrant Holders that the Issuer will be filing a registration statement pursuant to this subsection 13(a) and will thereupon use its reasonable best efforts promptly to effect the registration under the Securities Act of (x) the Registrable Securities which Warrant Holders have requested to be registered within 20 days of the Demand Notice, and (y) additional Registrable Securities which Warrant Holders have requested to be registered within 10 days of the Registration Notice. Promptly within 20 days of the Registration Notice, the Issuer will notify all Warrant Holders whose Registrable Securities are to be included in the registration of the number of additional Registrable Securities requested to be included therein by the other Warrant Holders. If the registration of which the Issuer gives notice pursuant to subsection 13(a) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the selling Warrant Holders shall, after reasonable consultation with the Issuer, have the right to designate the managing underwriter(s) in any such underwritten public offering with the consent of the Issuer (which consent shall not be unreasonably withheld). Warrant Holders who include Registrable Securities in a registration pursuant to subsection 13(a) shall bear the cost of any underwriters’ discounts and commissions relating to their Registrable Securities which are sold.

(b) The Issuer is obligated to effect one (1) demand registration under subsection 13(a) and, with respect to each such registration, the Issuer shall bear all expenses other than underwriting discounts and commissions, if any, in connection with registrations, filings or qualifications pursuant to subsection 13(a), including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Issuer and the fees and disbursements of one counsel for the selling Warrant Holders, provided that (i) a registration will not constitute a Demand Registration under subsection 13(a) until it has been declared effective under the Securities Act, and (ii) if a registration statement filed pursuant to subsection 13(a) is terminated or withdrawn by the Issuer before all Registrable Securities covered thereby have been sold such registration will not constitute a Demand Registration and the Issuer shall be obligated to pay the expenses of an additional Demand Registration under subsection 13(a) (provided that if such registration statement is withdrawn by the holders of Registrable Securities, such registration shall constitute a Demand Registration under this subsection). Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to exercise a Demand Registration right under subsection 13(a) within thirty (30) days after the filing of any registration statement of the Issuer as to which the Issuer gave the notice required by subsection 13(c).

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(c) If, at any time after the date hereof, the Issuer proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S–8 or Form S–4 or such other form as shall be prescribed under the Securities Act for the same purposes or a registration statement filed in connection with an interest or dividend reinvestment plan) (any such registration, a “Piggy-back Registration”), it will at each such time give written notice (which notice shall state the intended method of disposition thereof by the prospective sellers) to all Warrant Holders of its intention to do so and the proposed minimum offering price per share of the Registrable Securities and upon the written request of any holder thereof given within 10 days after the Issuer’s giving of such notice, the Issuer will use its reasonable best efforts to effect the registration of any Registrable Securities which it shall have been so requested to register by including the same in such Piggy-back Registration statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition. If the Piggy-back Registration of which the Issuer gives notice pursuant to this subsection 13(c) is for an underwritten public offering, only Registrable Securities that are to be included in the underwriting may be included in such Piggy-back Registration, and the Issuer shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that any registration statement filed pursuant to this subsection 13(c) may be withdrawn at any time at the discretion of the Issuer.

(d) If a registration under subsection 13(a) or 13(c) shall be in connection with an underwritten public offering:

(i) if the managing underwriter(s) delivers an opinion to the Warrant Holders and all other Persons seeking to include securities of the Issuer held by them in the registration statement (“Other Security Holders”) that the total amount of securities which they, the Issuer and any Other Security Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering:

A. if the registration statement was filed pursuant to a demand under subsection 13(a) or under any other agreement providing demand registration rights to Other Security Holders (“Demand Registration Right(s)”), the amount of securities to be offered for the accounts of all Persons seeking to include securities of the Issuer in the registration statement shall be reduced in the following order of priority to the extent necessary to cause the amount to be included in the registration statement not to exceed the amount recommended by such managing underwriter(s):

1. first, the amount of securities to be offered for the accounts of all Warrant Holders and Other Security Holders who did not exercise a Demand Registration Right (or join in any such demand within a time period provided in a Demand Registration Right) shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering) to zero, if necessary;

2. next, the amount of securities to be offered for the account of the Issuer shall be reduced to zero, if necessary; and

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3. finally, the amount of securities to be offered for the accounts of the Warrant Holders or the Other Security Holders exercising their Demand Registration Rights shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering);

provided, however, that if the registration statement was filed pursuant to a Demand Registration Right under subsection 13(a) and Warrant Holders are required to reduce by more than 10% the Registrable Securities included in the registration statement, the Warrant Holders initially making such demand will be entitled to withdraw such demand and, if such demand is withdrawn, such registration will not count as a permitted Demand Registration under subsection 13(b) and the Issuer will pay all expenses in connection with such registration in accordance with subsection 13(b); and

B. if the registration statement was not filed pursuant to a Demand Registration Right, the amount of securities to be offered for the accounts of all Warrant Holders and all Other Security Holders shall be reduced pro rata (based upon the amount of securities each Person sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s) (which amount may be zero, if so recommended by such managing underwriter(s));

(ii) each Warrant Holder shall be deemed to have agreed by acquisition of such Warrants or Non-Public Warrant Shares not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Warrants or Non-Public Warrant Shares or any other equity security of the Issuer or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer (other than as part of such underwritten public offering) within any period requested by the managing underwriter(s) not to exceed the period beginning seven days before and ending 90 days after the effective date of such registration statement (and the Issuer hereby also so agrees and agrees to use its best efforts to cause each holder of more than 1.0% of any class of equity securities of the Issuer, or of any security convertible into or exchangeable or exercisable for 1.0% of any class of equity securities of the Issuer so to agree).

(e) As a condition to the inclusion of a holder’s Registrable Securities in any registration statement, each such holder of Registrable Securities requesting registration thereof will furnish to the Issuer such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a holder to furnish such information or agreement shall not affect the obligation of the Issuer under this Section 13 to the remaining holders who furnish such information.

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(f) If and whenever the Issuer is required under this Section 13 to use its reasonable best efforts to effect the registration of Registrable Securities under the Securities Act, the Issuer shall:

(i) as expeditiously as possible and subject to the limitations set forth in subsection 13(c), prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

(ii) as expeditiously as possible, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and usable for resale for a period necessary to complete the distribution of such securities, but in no event in excess of 12 months plus any period during which the holders of Registrable Securities are obligated to refrain from selling because the Issuer is required to amend or supplement the prospectus under subsection 13(f)(iv), and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended method of disposition of the sellers set forth therein;

(iii) as expeditiously as possible, furnish to each seller of such Registrable Securities registered or to be registered under the Securities Act, and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

(iv) as expeditiously as possible, notify each seller of such Registrable Securities if, at any time when a prospectus relating to such Registrable Securities, is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Registrable Securities would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act and prepare and furnish to all sellers as promptly as possible, and in any event within thirty (30) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus that will correct such statement or omission or effect such compliance;

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(v) as expeditiously as possible, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request and do any and all other acts and things that may be reasonably necessary to enable such seller to consummate the public sale or other disposition in each such jurisdiction of the Registrable Securities owned by such seller and included in such registration statement, provided that the Issuer shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified, use its reasonable best efforts to keep the holders of such Registrable Securities informed of the Issuer’s best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following:

A. when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved;

B. of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and

C. of the suspension of the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

(vi) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(vii) cooperate with the sellers of such Registrable Securities and the underwriters, if any, of such Registrable Securities, give each seller of such Registrable Securities, and the underwriters, if any, of such Registrable Securities and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Issuer with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that Registrable Securities are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Issuer and a customary “comfort” letter from the Issuer’s independent public accountants;

(viii) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement;

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(ix) as to all registrations under subsection 13(c), pay all costs and expenses incident to the performance and compliance by the Issuer of this Section 13 including, without limitation:

A. all registration and filing fees;

B. all printing expenses;

C. all fees and disbursements of counsel and independent public accountants for the Issuer;

D. all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys);

E. all transfer taxes;

F. the entire expense of any special audits required by the rules and regulations of the Commission;

G. the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto; and

H. the fees and expenses of one counsel for the holders of the Registrable Securities being registered;

and as to the registration under subsection 13(a) that is in respect of an underwritten offering, as expeditiously as possible, take such actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities to be included in such offering (including, without limitation, effecting a stock split, stock dividend or a combination of shares of Common Stock).

(g) The Issuer will indemnify and hold harmless each seller of Registrable Securities, each director, officer, employee and agent of each seller, and each other Person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such seller and furnished to the Issuer in writing by such seller expressly for use therein, and provided that the Issuer will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection 13(g) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the sale by such underwriter of Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Issuer has previously furnished copies thereof to such underwriter, or from a sale to a Person in a state where the offering has not been registered or qualified, if the Issuer has notified the seller and any underwriter involved in such sale of the states where the offering has been registered or qualified.

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(i) It shall be a condition to the obligation of the Issuer to effect a registration of Registrable Securities under the Securities Act pursuant hereto that:

A. each seller, severally and not jointly, indemnify and hold harmless the Issuer and each Person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the Issuer in the foregoing paragraph, but only with reference to any breach by such seller of any agreement between such seller and the Issuer with respect to the offering and with reference to information relating to such seller furnished to the Issuer in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto; and

B. each seller, in the event that Registrable Securities are to be sold in an underwritten offering, enters into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

(ii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this subsection 13(g), such indemnified party shall promptly notify the indemnifying party in writing of the same, provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this subsection 13(g).

(iii) The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless:

A. the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid,

B. the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel; or

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C. representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided that the Issuer shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties (in addition to local counsel).

The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(h) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection 13(g) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuer or the applicable sellers of Registrable Securities, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigating or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the relative fault of each such party, each party’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and any other equitable considerations appropriate in the circumstances; provided, however, that:

(i) in no case shall any seller of Registrable Securities be required to contribute any amount if it has no relative fault for the action giving rise to such losses, claims or liabilities or, in any other case, be required to contribute any amount in excess of the total public offering price of the Registrable Securities sold by it; and

(ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this subsection 13(h), each Person who controls any seller of Registrable Securities or the Issuer shall have the same rights to contribution as such seller or the Issuer. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Issuer or the seller of Registrable Securities under this subsection 13(h), notify the Issuer or such seller, as the case may be, but the omission to so notify the Issuer or such seller, as the case may be, shall not relieve it from any other obligation it may have hereunder or otherwise.

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(i) The Issuer shall not grant to any holder of securities of the Issuer any registration rights that have a priority greater than or equal to those granted to holders of Registrable Securities pursuant to this Section 13 without the prior written consent of the holders of at least a majority of the aggregate outstanding Registrable Securities, voting as a single group.

(j) The rights set forth in this Section 13 may be assigned in connection with any direct or successive transfer of the Warrants or the Warrant Shares, provided that the Issuer shall have no obligations hereunder unless and until it is notified of such assignment.

14. Put Rights and Preemptive Rights.

(a) Put Rights. At any time after the occurrence of a Triggering Event, each Warrant Holder may deliver written notice to the Issuer of its intention to require the Issuer to purchase for cash all of the Warrants and Non-Public Warrant Shares then owned by such Warrant Holder (each a “Put Notice”). Within thirty (30) days of receipt of such notice, the Issuer shall purchase such Warrants and Non-Public Warrants Shares for cash. In the event any Triggering Event is rescinded or otherwise voided for any reason, the Warrant Holders may elect to rescind its notice to require the Issuer to make such purchase and such notice shall be deemed void and of no effect. The purchase price the Issuer shall pay for each Warrant or Non-Public Warrant Share, as the case may be, shall be the greater of: (A) the Market Price of a Warrant Share on the date of such notice, less, in the case of a Warrant, the Exercise Price, (B) the Market Value divided by the total number of shares of the Company’s entire equity outstanding or deemed outstanding, including, without limitation, Common Stock on a Fully-Diluted Basis, less, in the case of a Warrant, the Exercise Price or (C) the book value of the Issuer, as determined in good faith by the Issuer and Holder, divided by the total number of shares of the Company’s entire equity outstanding or deemed outstanding, including, without limitation, Common Stock on a Fully-Diluted Basis, less, in the case of a Warrant, the Exercise Price (the “Redemption Price”). Each Warrant Holder may exercise its rights under this Section 14(a) in whole or in part, and at any time and from time to time on or after the occurrence of any Triggering Event. If for any reason the Issuer shall fail to pay its obligations under this Section 14(a) when due, interest at a per annum rate equal to the Default Rate, compounded daily, shall accrue on the unpaid principal amount of such unpaid obligations until paid in full in cash. Following any such default in payment, at the option of any Warrant Holder, Issuer shall promptly issue to such Warrant Holder a demand note in the principal amount equal to any unpaid amounts, bearing interest at a rate per annum equal to the Default Rate, compounded daily, with the Issuer required to use any available cash to pay any accrued interest and unpaid principal on such note. Such rights shall be in addition to all other rights and remedies available to any Warrant Holder upon a breach by the Issuer of its obligations under this Section 14(a). The Issuer shall provide each Warrant Holder with 30 days prior written notice of any Triggering Event to the extent the Issuer has knowledge of such Triggering Event.

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(b) Intentionally Omitted.

(c) Preemptive Rights. The Issuer shall not issue any equity securities unless such issuance is in compliance with the following procedures:

(i) Prior to the date of a proposed issuance of equity securities, the Issuer shall deliver notice of such proposed issuance (an “Issuance Notice”) to each Warrant Holder. The Issuance Notice shall specify (A) the number of shares and class of equity securities which the Issuer proposes to issue, the consideration to be received therefor and the date on which such consideration for shares shall be paid (which date shall be no less than thirty-one (31) days from the date of delivery of the Issuance Notice), (B) all of the material terms and conditions, including the terms and conditions of payment, upon which the Issuer proposes to issue such equity securities; (C) the proportionate number of equity securities which each Warrant Holder shall have the option to purchase hereunder, which proportionate number shall be equal to the percentage of outstanding shares of Common Stock, on an as-converted basis, already held by such Warrant Holder, and (D) where the proposed purchasers of equity securities are known, the identities of such proposed purchasers.

(ii) Upon delivery of an Issuance Notice, each of the Warrant Holders shall have the right (exercisable by delivery to the Issuer of written notice within the thirty-day period following the date of delivery of the Issuance Notice) to purchase its proportionate portion of the shares of equity securities described in the Issuance Notice, at the price and on the terms and conditions contained therein.

(iii) The preemptive rights granted by this Section 14(c) shall not apply Exempted Securities or any public offering of securities.

15. Distributions. In the event that the Issuer shall make a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Issuer is the continuing entity) or evidences of its indebtedness, cash or other assets (including securities other than shares of Common Stock), the Warrant Holders shall receive such distribution as if the Warrants had been exercised. Issuer shall provide Holder with 30 days prior written notice of any such distribution.

16. Board of Directors.

(a)  The Issuer’s Board of Directors (the “Board”) shall meet at least quarterly.

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(b) Prior to the Expiration Date, Holder shall have the right (effective upon the Closing Date) to designate by written notice to the Issuer one (1) employee or agent of the Holder, who will receive reasonable written notice of, and be entitled to attend, all meetings of the Board as a non-voting observer (the “Observer”). The Issuer or the applicable members of the Board will give the Observer oral or written notice of each meeting of the Board (whether annual or special) in the same time and in the same manner as oral or written notice is given to the applicable members of the Board (which notice may be waived by the Observer). Notwithstanding the foregoing, if the Observer attends (or, in the case of a telephonic meeting, listens by telephone to) any such meeting of the Board, then the Observer shall be deemed to have had proper notice of such meeting. The Issuer will permit the Observer to attend (or, in the case of a telephonic meeting, to listen by telephone to) each meeting of the Board as a non-voting observer. The Issuer shall provide the Observer all written materials and other information (including copies of meeting minutes) given to the members of the Board in connection with any such meeting at the same time as such information as delivered to the members of the Board and, if the Observer does not attend (or, in the case if a telephonic meeting does not listen by telephone to) the meeting of the Board, Issuer shall, promptly following such meeting of the Board, provide the written minutes or an oral summary of the meeting from the secretary of the Issuer or any of its Subsidiaries, as the case may be, to the Observer. If the Issuer or any of its Subsidiaries, as the case may be, wishes to take an action by written consent of the Board in lieu of a meeting, then the Issuer or any of its Subsidiaries, as the case may be, shall circulate such written consent to Observer at the same time that it circulates such instrument for signature by directors, and should give proper notice of any action taken pursuant there to the Observer.

(c) Holder shall be entitled to claim reimbursement from the Issuer for all reasonable out-of-pocket expenses, including, without limitation, travel expenses, pertaining to the attendance of the Observer at meetings of the Board.

17. Amendments, Waivers and Survival. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and Holder. The rights of the Warrant Holders in Section 13 and 14 of this Warrant Agreement shall expressly survive any cancellation, expiration or other termination of this Warrant Agreement.

18. Specific Performance. The holders of the Warrants and/or Non-Public Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Warrant Agreement. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Non-Public Warrant Shares.

19. Notices.

(a) Any notice or demand to be given or made by the Warrant Holders or the holders of Warrant Shares to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if actually delivered or sent by registered mail, return receipt requested, postage prepaid, addressed to the Issuer at the Warrant Office.

(b) Any notice to be given by the Issuer to the Warrant Holders or the holders of Warrant Shares shall be sufficiently given or made if actually delivered or sent by registered mail, return receipt requested, postage prepaid, addressed to such holder as such holder’s name and address shall appear on the Warrant Register or the Common Stock registry of the Issuer, as the case may be.

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20. Costs and Expenses. The Issuer shall pay all reasonable costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the Warrant Holders in connection with the preparation, negotiation and enforcement of, and exercise of rights under, this Warrant Agreement and the Warrant Certificates, any amendment, modification or supplement of this Warrant Agreement or the Warrant Certificates, any waiver by any Warrant Holder of any provision under this Warrant Agreement or the Warrant Certificates, and any action or proceeding by any Warrant Holder for specific performance or other equitable relief in connection with this Warrant Agreement or the Warrant Certificates.

21. Binding Agreement. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Holder, Affiliates of the Holder (if they hold Warrants or Warrant Shares) and the registered holders from time to time of the Warrants and the Warrant Shares (and with respect to Section 13 the other indemnitees thereunder).

22. Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Warrant Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Warrant Agreement. Any party delivering an executed counterpart of this Warrant Agreement by telefacsimile shall also deliver a manually executed counterpart of this Warrant Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Warrant Agreement.

23. GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. THE ISSUER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF COOK COUNTY, ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, AT THE SOLE OPTION OF THE HOLDER, OF ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE ISSUER EXPRESSLY WAIVES ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. THE ISSUER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT. THE ISSUER AGREES AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR OVERNIGHT COURIER SERVICE (WITH DELIVERY SIGNATURE), CERTIFIED MAIL (RETURN RECEIPT REQUESTED) OR REGISTERED MAIL DIRECTED TO THE ISSUER AT THE WARRANT OFFICE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO EITHER SUCH ADDRESS.

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24. WAIVER OF TRIAL BY JURY. HOLDER AND THE ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED AND DELIVERED IN CONNECTION HEREWITH.

25. Benefits of This Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares (and with respect to Section 13 the other indemnitees thereunder) any legal or equitable right, remedy or claim under this Warrant Agreement.

26. Drag Along Upon Sale of Issuer.

(a) If at any time holders of at least a majority of the shares of Common Stock then outstanding (each such holder, a “Control Seller” and collectively the “Control Sellers”) approve a sale of the Issuer (an “Approved Sale”), the Warrant Holders (the “Non-Control Sellers”), shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of shares of Common Stock, the Non-Control Sellers shall, if requested by the Control Sellers, sell (or otherwise transfer) their shares, including Warrant Shares (or any portion thereof if requested), on the terms and conditions approved by the Control Sellers, it being agreed and understood that the Non-Control Sellers shall only be obligated to transfer the same percentage of their respective holdings of Common Stock as the percentage of all outstanding shares of Common Stock proposed to be transferred in such Approved Sale. The Non-Control Sellers shall promptly take all actions deemed necessary or desirable (in the reasonable judgment of the Control Sellers) in connection with, and to facilitate the consummation of, the Approved Sale, including the execution of all agreements and instruments as reasonably requested by the Control Sellers. Without limiting the foregoing, (i) if the Approved Sale is structured as a merger, consolidation, joint venture or similar transaction, the Non-Control Sellers (solely in such Non-Control Sellers’ capacity as stockholders of the Issuer) shall vote in favor of the Approved Sale and waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation, and (ii) if the Approved Sale is structured as a sale or exchange of shares of Common Stock, the Non-Control Sellers shall sell or exchange their shares, including the Warrant Shares and Warrants on the terms and conditions approved by the Control Sellers. The Issuer shall notify the Non-Control Sellers in writing not less than thirty (30) days prior to the proposed consummation of an Approved Sale; provided, however, that the Non-Control Sellers agree not to directly or indirectly (without the prior written consent of the Issuer) disclose to any other Person (other than to such Non-Control Sellers’ legal counsel and other advisors in confidence, as necessary to protect such Non-Control Sellers’ rights under this Warrant Agreement, as otherwise required by law or as otherwise required by the Non-Control Seller’s obligations to its stockholders) any information related to such potential sale of the Issuer.

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(b) The Non-Control Sellers shall have no obligation to transfer Warrant Shares or the Warrants pursuant to subsection (a) above unless, upon the consummation of the Approved Sale pursuant to subsection (a) above, (i) all of the participating holders of shares of Common Stock and the Warrant Holders shall receive substantially the same form and amount of consideration per share of Common Stock or Warrant Share (subject, in the case of a transfer of the Warrant, to reduction for any portion of the Exercise Price per Warrant Share not paid by the Warrant Holder), (ii) if any such participating holders of the Issuer’s equity securities are given an option as to the form and amount of consideration to be received, the participating Non-Control Sellers shall be given substantially the same option, in each case as the other participating holders of the Issuer’s equity securities, (iii) the only representations, warranties or covenants that any Warrant Holder shall be required to make are with respect to its own ownership of the Issuer’s securities to be sold by it (including its ability to convey title free and clear of liens and reasonable covenants regarding confidentiality, publicity and similar matters); (iv) the amount that any Warrant Holder would be required to pay for indemnity obligations or purchase price adjustments will be the lesser of: (A) its pro-rata share based upon its ownership percentage; and (B) the proceeds received by such Warrant Holder; and (vii) no Warrant Holder shall be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to a sale of the Issuer.

[SIGNATURE PAGE FOLLOWS]

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(Signature page to Warrant Agreement)

IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

CTI INDUSTRIES CORPORATION,
an Illinois corporation

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	Executive Vice President and Chief
Financial Officer

BMO PRIVATE EQUITY (U.S.), INC.,
a Delaware corporation

By:	/s/ Douglas Sutton
Douglas Sutton, Managing Director

Exhibit A To Warrant Agreement

FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THE WARRANTS ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF JULY 17, 2012 BETWEEN THE ISSUER AND BMO PRIVATE EQUITY (U.S.), INC., A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PUT RIGHTS AND EXCHANGE RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.

EXERCISABLE ONLY ON OR BEFORE
Expiration Date set forth in the Warrant

Warrant Certificate

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of July 17, 2012 between the CTI INDUSTRIES CORPORATION, an Illinois corporation (the “Issuer”) and BMO PRIVATE EQUITY (U.S.), iNC. (the “Warrant Agreement”). Such Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders. All defined terms used in this Warrant Certificate that are not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

This Warrant Certificate certifies that BMO PRIVATE EQUITY (U.S.), INC., or its registered assigns, is the registered holder of Warrants (the “Warrants”) to purchase the “Applicable Number” of shares of “Common Stock” of the Issuer. Each Warrant evidenced hereby entitles the holder hereof, subject to the conditions set forth herein and in the Warrant Agreement, to purchase from the Issuer before 5:00 P.M., Chicago, Illinois time, on the Expiration Date set forth in the Warrant Agreement, one (1) Validly Issued share of the Common Stock of the Issuer (the “Warrant Share”) to the extent set forth in the Warrant Agreement, at a price (the “Exercise Price”) of one cent ($0.01) per Warrant, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at 22160 N. Pepper Road, Barrington, IL 60010, or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the “Warrant Office”). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment as set forth in the Warrant Agreement.

Exhibit A - Page 1

No Warrant may be exercised after 5:00 P.M., Chicago, Illinois time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Chicago, Illinois time, on the Expiration Date.

The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

Warrant Certificates, when surrendered at the office of the Issuer at the above-mentioned address by the registered holder hereof in Person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of a transfer of this Warrant Certificate at the office of the Issuer at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all of the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

[SIGNATURE PAGE FOLLOWS]

Exhibit A - Page 2

Signature Page to Warrant Certificate

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

CTI INDUSTRIES CORPORATION, an
Illinois corporation

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	Executive Vice President and Chief
Financial Officer

Exhibit A - Page 3

ANNEX TO FORM OF WARRANT CERTIFICATE

FORM OF ELECTION TO PURCHASE

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $_______________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________________________________________ whose address is _____________________________________ and that such certificate be delivered to ___________________ whose address is ________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable under this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of ______________________ whose address is ___________________________ and that such Warrant Certificate be delivered to _________________________ whose address is ___________________________________.

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date:

Exhibit A - Page 4

EXHIBIT B TO WARRANT AGREEMENT

WARRANT REGISTER

Warrant Certificate Number	Original Number of Warrants and Warrant Shares	Number of Warrants Exercised	Name and address Warrant Holders
1	140,048	0	BMO Private Equity (U.S.), Inc. c/o BMO Mezzanine Fund 115 S. LaSalle St. 18th Floor – West Chicago, IL 60603 Attn: Douglas P. Sutton

Exhibit B - Page 1